Exhibit 99.1

OneWater Marine Signs Definitive Agreement to Acquire PartsVu
Notable expansion in parts and accessories sector

BUFORD, GA – July 27, 2021 – OneWater Marine Inc. (NASDAQ: ONEW) (“OneWater” or “the Company”) announced today that it has signed a definitive agreement to acquire the assets of PartsVu (“PartsVu”), an online marketplace for OEM marine parts, electronics and accessories. The acquisition significantly expands the Company’s presence in the marine parts and accessories sector, while helping to reduce exposure to the cyclicality of boat sales. PartsVu generated approximately $25 million in sales over the past twelve months and has a history of organically doubling sales volume annually since launch. The transaction is expected to close in the fourth quarter of 2021.

Created in 2016 by a group of avid boaters and supporters of the marine environment, PartsVu provides a unique shopping experience offering a vast product portfolio from engine parts and the latest electronic and navigation equipment to extensive “kits” for routine service jobs. The site allows the user to visually shop for OEM replacement parts in a manner that does not require the user to have knowledge of a manufacturer schematic and it provides general instructions or “tips”, to help users locate the parts they desire. These intuitive features allow even novice boaters to easily obtain the parts they need to get back on the water.

“We are elated to welcome Philip Osborne, Michael Newton, and the PartsVu team into the OneWater family. PartsVu strengthens our position in the marine parts and accessories sector as we continue to grow our business to meet customer needs,” said Austin Singleton, Chief Executive Officer for OneWater. “PartsVu serves a broad range of customers including novice to expert boat owners, independent mechanics and small tech shops that rely on the team’s expert technical knowledge and sizeable parts inventory. We believe this presents tremendous growth opportunity for OneWater.”

Philip Osborne, Co-Owner of PartsVu, said, “We are thrilled to join the OneWater family. Like OneWater, PartsVu was started by avid boaters and is founded on the principles of knowledge, selection, and value, while staying grounded in our commitment to the everyday boater. By partnering with OneWater and utilizing their incredible digital reach, notable company culture and capital structure, PartsVu will have a solid base to support future growth.”

Added Michael Newton, Co-Owner of PartsVu, “Like OneWater, PartsVu is constantly evolving, be it through our web presentation, user-experience, or original content offering. Utilizing the datasets derived from OneWater’s extensive marine data sources, as well as the synergistic strengths of our teams, we have ambitious plans for the future, while staying centered around our ongoing goal of providing a world class experience to each and every visitor of PartsVu.com”

About OneWater Marine Inc.

OneWater Marine Inc. is one of the largest and fastest-growing premium recreational boat retailers in the United States. OneWater operates 69 stores throughout 10 different states, seven of which are in the top twenty states for marine retail expenditures. OneWater offers a broad range of products and services and has diversified revenue streams, which include the sale of new and pre-owned boats, parts and accessories, finance and insurance products, maintenance and repair services and ancillary services such as boat storage.

Investor or Media Contact:
Jack Ezzell
Chief Financial Officer
IR@OneWaterMarine.com

Cautionary Statement Concerning Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our strategy, future operations, financial position, prospects, plans and objectives of management, growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management’s current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: risks related to the satisfaction of the conditions to closing the acquisition in the anticipated timeframe or at all, risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period, the risk that the businesses will not be integrated successfully, decline in demand for our products and services, restrictions on the availability of inventory, the seasonality and volatility of the boat industry, our acquisition and business strategies, the inability to comply with the financial and other covenants and metrics in our credit facilities, cash flow and access to capital, effects of the COVID-19 pandemic and related governmental actions or restrictions on the Company’s business, the timing of development expenditures, and other risks. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and in our subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from OneWater Marine’s website at www.onewatermarine.com under the “Investors” tab, and in other documents OneWater Marine files with the SEC. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.